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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                February 7, 2008


                         CALIFORNIA PIZZA KITCHEN, INC.
             (Exact name of registrant as specified in its charter)


             Delaware               000-31149               95-4040623
  (State or other jurisdiction    (Commission             (I.R.S. Employer
        of incorporation)         File Number)           Identification No.)


        6053 West Century Boulevard, 11th Floor
                Los Angeles, California                  90045-6438
        (Address of principal executive offices)         (Zip Code)

               Registrant's telephone number, including area code
                                 (310) 342-5000

                                 Not Applicable
         (Former name or former address, if changed since last report.)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02  Departure of Directors or Certain Officers; Election of Directors;
           Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 7, 2008, California Pizza Kitchen, Inc. (the "Company") received notice from Avedick B. Poladian, Executive Vice President and Chief Operating Officer of Lowe Enterprises, Inc. ("Lowe Enterprises") and a member of the Company's Board of Directors, that he will not stand for re-election as a director. Mr. Poladian advised the Company that his increased responsibilities at Lowe Enterprises combined with outside commitments would not allow him to commit the time necessary to continue to serve on the Company's Board of Directors. Mr. Poladian is currently the Chairman of the Company's Audit Committee, and a member of its Nominating and Corporate Governance Committee, and will continue to serve in these roles until the expiration of his term at the Company's 2008 Annual Meeting of Stockholders.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       California Pizza Kitchen, Inc.
                                       a Delaware corporation

                                       By:        /s/ Richard L. Rosenfield
                                             -----------------------------------
                                             Co-Chairman of the Board, Co-Chief
                                             Executive Officer, and Co-President

                                       By:           /s/ Larry S. Flax
                                             -----------------------------------
                                             Co-Chairman of the Board, Co-Chief
                                             Executive Officer, and Co-President

Dated: February 12, 2008